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                                                                    EXHIBIT 10.7

                                                          |___|  Employee's Copy
                                                          | X |  Company's Copy

                    AETHER TECHNOLOGIES INTERNATIONAL, L.L.C.
                              EMPLOYMENT AGREEMENT

To DAVID OROS:

   This Agreement establishes the terms of your employment as President and Chief Executive Officer of Aether Technologies International, L.L.C., a Delaware limited liability company (the "Company").

EMPLOYMENT       You and the Company agree to your continued employment as
AND DUTIES       President and Chief Executive Officer of the Company on the
                 terms contained below. You will report directly to the Company's Managers. You agree to perform whatever duties the Managers may assign you from time to time that are consistent with services customarily performed by the President and Chief
                 Executive Officer of a similar company. During your employment, you agree to devote your full business time, attention, and energies to performing those duties (except as the Managers otherwise agrees from time to time). During your employment, you will not perform services for compensation for other companies without the consent of the Managers.

TERM OF          Your employment under this Agreement begins as of June 22, 1999
EMPLOYMENT       (the "Effective Date") and will end at 6 p.m. Eastern Time on
                 June 21, 2002, unless earlier ended or later extended (which period is referred to as the "Term"). If neither party notifies the other of nonextension at least 15 days before the Term would otherwise end, it will extend a month at a time until such notice is given.

PLACE OF         Your principal place of employment will be at the Company's
EMPLOYMENT       principal office in Owings Mills, Maryland or such other
                 location at which you agree to work, and in office space you consider appropriate.

COMPENSATION     The Company will provide you compensation and incentives as follows:
  Salary         The Company will pay you an annual salary (the "Salary") of
                 $200,000.


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  Performance    You will have the opportunity at the Managers' sole discretion
  Bonus to receive a performance bonus of up to $100,000 for every fiscal year (ending December 31) ending within the Term. In determining whether to award the bonus, the Managers will consider the progress of projects such as the formation of Airweb, the rollout of Discover brokerage and the licensing of Aim.net.

  Bonus Based    You will receive a bonus equal to 1% of the Company's gross
  on Sales       sales in excess of $3.5 million for its fiscal year ending
                 December 31, 1999. For the fiscal years ending December 31,
                 2000 and December 31, 2001, the Managers, in their sole discretion, will set the minimum sales amount required for you to receive the bonus.

  Bonus Based    You will receive a bonus equal to 1% of all private equity on New Equity  raised by the Company during the fiscal year ending December
                 31, 1999. This bonus does not apply to money raised in a public offering or money raised after December 31, 1999.

  Warrants You will be granted a warrant to acquire 350,000 Units in the Company. The warrants will be exercisable for $0.01 per Unit upon the terms and conditions described in the Warrant to Acquire Limited Liability Company Interests of Aether Technologies International L.L.C. dated as of June 22, 1999 (the "Warrant Agreement"). You will also have the right to specify key employees who will receive warrants for an aggregate of up to 50,000 Units on the same terms and conditions as those described in the Warrant Agreement.

  Employee       While you are employed under this Agreement, the Company will
  Benefits       provide you with the same benefits, including medical insurance coverage, as the Company makes generally available from time to time to the Company's senior executives, as those benefits are amended or terminated from time to time. Your participation in the Company's benefit plans will be subject to the terms of the applicable plan documents and the Company's generally applied policies, and the Company in its sole discretion may from time to time adopt, modify, interpret, or discontinue such plans or policies.

  Vacation The Company will provide you with at least four weeks' vacation per calendar year.

EXPENSES The Company will reimburse you for reasonable travel, entertainment, and other out-of-pocket expenses you incur in performing your duties under this Agreement or otherwise rendering services to or on behalf of the



Employment Agreement with David Oros                               Page 2 of 11


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                 Company upon submission and approval of written statements and bills that comply with the Company's then regular procedures.

TERMINATION      Subject to the provisions of this section, you and the Company agree that it may terminate your employment, or you may resign, except that, if you voluntarily resign, you must provide the Company with 90 days' prior written notice (unless the Company has previously waived such notice in writing or authorized a shorter notice period).

 By the Company  The Company may terminate your employment for Cause, with
 For Cause       written notice stating the acts, omissions, refusals, or
                 failures that the Company believes constitute Cause, if you:

                  (i) are convicted of, or plead guilty or no contest to, any misdemeanor (other than for minor infractions) involving fraud, breach of trust, or misappropriation, or any felony; or

                  (ii) commit an act of gross negligence or otherwise act with willful disregard for the Company's best interests, and the result of your actions is materially adverse to the Company; or

                  (iii) fail or refuse to comply in any material respect with specific written directions from the Managers that are reasonable in scope, material to your duties as President and Chief Executive Officer, consistent with the duties of similarly-situated President and Chief Executive Officer at other companies and with the terms of this Agreement, and reasonably capable of being performed.

                 When providing you with a written notice of termination for Cause under Clause (ii) or (iii), the Managers will provide you with at least 30 days in which to correct the specified act, omission, refusal, or failure. If not corrected within that period, your employment will terminate for Cause at the end of that period. Your termination for Cause under Clause (i) will be effective immediately upon the Managers's mailing or transmission of such notice.

 By the Company  The Company may terminate your employment under this Agreement
 Without Cause   before the end of the Term, without Cause, upon 60 days' prior written notice.

 By the Company If you become "disabled" (as defined below), the Company may For Disability terminate your employment. You are "disabled" if you are unable, despite whatever reasonable accommodations the law requires, to render services


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                 to the Company for more than 180 days in a calendar year
                 because of physical or mental disability, incapacity, or illness. You are also disabled if you are found to be disabled within the meaning of the Company's long-term disability insurance policy as then in effect or would be so found if you applied for benefits. After you become "disabled," the Company agrees, if possible, to retain you in some capacity for the period set forth below under PAYMENT ON TERMINATION - By The Company Because of Disability.

  Upon Death     If you die during the Term, the Term will end as of the date of your death.

  By You You may resign by giving the Company 90 days' prior written notice.

  Nonrenewal     Neither party has any obligation to extend the term of this
                 Agreement.

PAYMENTS ON      Except to the extent the law requires otherwise or as provided
TERMINATION      in this PAYMENTS ON TERMINATION section or in the Warrant
                 Agreement, neither you nor your beneficiary or estate will have any rights or claims under this Agreement or otherwise to receive severance or any other cash compensation (other than Salary, bonuses, and vacation already accrued but not paid, and reimbursement of unpaid expenses) after your termination or resignation.

  By the Company If, during the Term, the Company terminates your employment Without Cause without Cause, the Company will promptly pay you severance equal to the Salary that would have been paid to you during the balance of the Term if you had remained employed. In addition, your warrant under the Warrant Agreement will vest on the date of termination.

  Upon Death     If you die during the Term, the Company will promptly pay your estate an amount equal to the Salary that would have been paid to you during the balance of the Term if you had remained employed.

  By the Company If the Company terminates your employment because of
  Because of     Disability, it will pay you severance equal to your Salary, as
  Disability     then in effect, for the lesser of six months and the applicable elimination period before you qualify for long-term disability benefits, with payments made on the same schedule as though you had remained employed.

                 You are not required to mitigate amounts payable under these provisions by seeking other employment or otherwise.

NO INTERFERENCE; During the Restricted Period (as defined below), you agree that you will


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NO SOLICITATION  not, directly or indirectly, whether for yourself or for any other individual or entity (other than the Company or its affiliates or subsidiaries), intentionally solicit any person or entity who is, or was, within the Restricted Period, a customer, prospect, or client of the Company;

                        hire away or endeavor to entice away from the Company any employee or any other person or entity whom the Company engages to perform services or supply products and including, but not limited to, any independent contractors, consultants, engineers, or sales representatives or any contractor, subcontractor, supplier, or vendor; or

                        hire any person whom the Company employs or employed within the prior 12 months.

  Restricted     For purposes of this Agreement, the Restricted Period runs from
  Period         the date of your employment with the Company through the six month anniversary of the date your employment with the Company ends for any reason.

SECRECY

  Preserving     Your employment with the Company under and before this
  Company        Agreement has given and will give you Confidential Information
  Confidences    (as defined below). You acknowledge and agree that using,
                 disclosing, or publishing any Confidential Information in an unauthorized or improper manner could cause the Company substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate.
                 Accordingly, you agree with the Company that you will not at any time, except in performing your employment duties to the Company under this Agreement (or with the Members' prior written consent), directly or indirectly, use, disclose, or publish, or permit others not so authorized to use, disclose, or publish any Confidential Information that you may learn or become aware of, or may have learned or become aware of, because of your prior or continuing employment, ownership, or association with the Company, or use any such information in a manner detrimental to the interests of the Company.

  Preserving     You agree not to use in working for the Company and not to
  Others'        disclose to the Company any trade secrets or other information
  Confidences    you do not have the right to use or disclose and that the
                 Company is not free to use without liability of any kind. You agree to promptly inform the Company in



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                 writing of any patents, copyrights, trademarks, or other
                 proprietary rights known to you that the Company might violate because of information you provide.

  Confidential   "Confidential Information" includes, without limitation,
  Information    information that the Company has not previously disclosed to the public or to the trade with respect to the Company's present or future business, including its operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information
                 (including the revenues, costs, or profits associated with any of the Company's products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside the Company that may be of value to the Company but excludes any information already properly in the public domain.
                 "Confidential Information" also includes confidential and proprietary information and trade secrets that third parties entrust to the Company.

                 You understand and agree that the rights and obligations set forth in this SECRECY Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company.

EXCLUSIVE        You confirm that all Confidential Information is and must
PROPERTY         remain the exclusive property of the Company. Any office
                 equipment (including computers) you receive from the Company in the course of your employment and all business records, business papers, and business documents you keep or make, whether on digital media or otherwise, in the course of your employment by the Company relating to the Company must be and remain the property of the Company. Upon the termination of this Agreement with the Company or upon the Company's request at any time, you must promptly deliver to the Company any such office equipment (including computers) and any Confidential
                 Information or other materials (written or otherwise) not available to the public or made available to the public in a manner you know or reasonably should recognize the Company did not authorize, and any copies, excerpts, summaries, compilations, records, or documents you made or that came into your possession during your employment. You agree that you will not, without the Company's consent, retain copies, excerpts, summaries, or compilations of the foregoing information and materials. You understand



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                 and agree that the rights and obligations set forth in this
                 EXCLUSIVE PROPERTY Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company.

COPYRIGHTS,      You agree that all records, in whatever media (including
DISCOVERIES,     written works), documents, papers, notebooks, drawings,
INVENTIONS, AND  designs, technical information, source code, object code,
PATENTS          processes, methods or other copyrightable or otherwise
                 protected works you conceive, create, make, invent, or discover or that otherwise relate to or result from any work you perform or performed for the Company or that arise from the use or assistance of the Company's facilities, materials, personnel, or Confidential Information in the course of your employment
                 (whether or not during usual working hours), whether conceived, created, discovered, made, or invented individually or jointly with others, will be and remain the absolute property of the Company, as will all the worldwide patent, copyright, trade secret, or other intellectual property rights in all such works. You irrevocably and unconditionally waive all rights, wherever in the world enforceable, that vest in you (whether before, on, or after the date of this Agreement) in connection with your authorship of any such copyrightable works in the course of your employment with the Company. Without limitation, you waive the right to be identified as the author of any such works and the right not to have any such works subjected to derogatory treatment. You recognize any such works are "works for hire" of which the Company is the author.

                 You will promptly disclose, grant, and assign ownership to the Company for its sole use and benefit any and all ideas, processes, inventions, discoveries, improvements, technical information, and copyrightable works (whether patentable or not) that you develop, acquire, conceive or reduce to practice (whether or not during usual working hours) while the Company employs you. You will promptly disclose and hereby grant and assign ownership to the Company of all patent applications, letters patent, utility and design patents, copyrights, and reissues thereof or any foreign equivalents thereof, that may at any time be filed or granted for or upon any such invention, improvement, or information. In connection therewith:

                        You will, without charge but at the Company's expense, promptly execute and deliver such applications, assignments, descriptions, and other instruments as the Company may consider reasonably necessary or proper to vest title to any such inventions, discoveries, improvements, technical information, patent applications, patents, copyrightable works, or reissues thereof in the Company and to


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                        enable it to obtain and maintain the entire worldwide
                        right and title thereto; and

                        You will provide to the Company at its expense all such assistance as the Company may reasonably require in the prosecution of applications for such patents, copyrights, or reissues thereof, in the prosecution or defense of interferences that may be declared involving any such applications, patents, or copyrights and in any litigation in which the Company may be involved relating to any such patents, inventions, discoveries, improvements, technical information, or copyrightable works or reissues thereof. The Company will reimburse you for reasonable out-of-pocket expenses you incur and pay you reasonable compensation for your time if the Company no longer employs you.

                        To the extent, if any, that you own rights to works, inventions, discoveries, proprietary information, and copyrighted or copyrightable works, or other forms of intellectual property that are incorporated in the work product you create for the Company, you agree that the Company will have an unrestricted, non-exclusive, royalty-free, perpetual, transferable license to make, use, sell, offer for sale, and sublicense such works and property in whatever form, and you hereby grant such license to the Company.

                 This COPYRIGHTS, DISCOVERIES, INVENTIONS AND PATENTS section does not apply to an invention or discovery for which no equipment, supplies, facility or trade secret information of the Company (including its predecessors) was used and that was developed entirely on your own time, unless (a) the invention relates (i) directly to the Company's business, or (ii) the Company's actual or then reasonably anticipated research or development, or (b) the invention results from any work you performed for the Company or any predecessor.

MAXIMUM LIMITS   If any of the provisions under the SECRECY, EXCLUSIVE PROPERTY,
                 OR COPYRIGHTS, DISCOVERIES, INVENTIONS AND PATENTS sections are ever deemed to exceed the time, geographic area, or activity limitations the law permits, you and the Company agree to reduce the limitations to the maximum permissible limitation, and you and the Company authorize a court or arbitrator having jurisdiction to reform the provisions to the maximum time, geographic area, and activity limitations the law permits;
                 provided, however, that such reductions apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

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INJUNCTIVE       Without limiting the remedies available to the Company,
RELIEF           you acknowledge:

                        that a breach of any of the covenants in the SECRECY, EXCLUSIVE PROPERTY, OR COPYRIGHTS, DISCOVERIES, INVENTIONS AND PATENTS sections of this Agreement may result in material irreparable injury to the Company for which there is no adequate remedy at law, and that it will not be possible to measure damages for such injuries precisely.

                 You agree that, if there is a breach or threatened breach, the Company will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by any provisions of the SECRECY, EXCLUSIVE PROPERTY, OR COPYRIGHTS, DISCOVERIES, INVENTIONS AND PATENTS sections of this Agreement or such other relief as may be required to specifically enforce any of the covenants in the SECRECY, EXCLUSIVE PROPERTY, OR COPYRIGHTS, DISCOVERIES, INVENTIONS AND PATENTS sections of this Agreement. The Company will, in addition to the remedies provided in this Agreement, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation and for the specific enforcement of the covenants contained in this Agreement. Resort to any remedy provided for in this Section or provided for by law will not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the Company's recovery of monetary damages and compensation. You also agree that the Restricted Period or such longer period during which the covenants hereunder by their terms survive will extend for any and all periods for which a court with personal jurisdiction over you finds that you violated the covenants contained in the SECRECY, EXCLUSIVE PROPERTY, OR COPYRIGHTS, DISCOVERIES, INVENTIONS AND PATENTS sections of this Agreement.

ASSIGNMENT       The Company may assign or otherwise transfer this Agreement and any and all of its rights, duties, obligations, or interests under it to any of the affiliates or subsidiaries of the Company.

                 Upon such assignment or transfer, any such business entity will be deemed to be substituted for the Company for all purposes. Without the Company's prior written consent, you may not assign or delegate this Agreement or any or all rights, duties, obligations, or interests under it, except that your economic benefits may be paid to your heirs or beneficiaries after your death.

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SEVERABILITY     If the final determination of an arbitrator or a court of
                 competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision of this Agreement is invalid or unenforceable, the remaining terms and provisions will be unimpaired, and the invalid or unenforceable term or provision will be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

AMENDMENT;       Neither you nor the Company may modify, amend, or waive the
WAIVER           terms of this Agreement other than by a written instrument signed by you and a duly authorized officer of the Company
                 (with the Managers' approval). Either party's waiver of the other party's compliance with any provision of this Agreement is not a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

WITHHOLDING      The Company will reduce its compensatory payments to you for withholding and FICA taxes and any other withholdings and contributions required by law.

GOVERNING LAW    The laws of the State of Maryland (other than its conflict of laws provisions) govern this Agreement.

SUPERSEDING      This Agreement supersedes any prior oral or written employment,
EFFECT           severance, or fringe benefit agreements between you and the
                 Company, other than with respect to your eligibility for generally applicable employee benefit plans. This Agreement supersedes all prior or contemporaneous oral or written negotiations, commitments, and agreements with respect to the subject matter of this Agreement (other than the Warrant
                 Agreement). All such other negotiations, commitments, agreements, and writings will have no further force or effect;
                 and the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder.

NOTICES Notices must be given in writing by personal delivery, by certified mail, return receipt requested, by telecopy, or by overnight delivery. You should send or deliver your notices to the offices of the Company. The Company will send or deliver any notice given to you at your address as reflected on the Company's personnel records. You and the Company may change the address for notice by like notice to the other. You and the Company agree that notice is received on the date it is personally delivered, the date it is received by certified mail, the date of guaranteed delivery by the overnight service, or the date the fax machine confirms effective transmission.


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                        AETHER TECHNOLOGIES INTERNATIONAL, L.L.C.

                              By:  /s/ DAVID C. REYMANN
                                  ------------------------------------
                                  Name DAVID C. REYMANN
                                  Title CFO

I accept and agree:

/s/ DAVID OROS
--------------------
David Oros

Dated: 7/7/99


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